UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2015

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV     000-50567     20-0034461

(State or Other Jurisdiction  (Commission(I.R.S. Employer

     of Incorporation)    File Number)Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777

(Address of Principal Executive Offices) (Zip Code)

304-363-4800

(Registrant’s telephone number, including area code)

N/A/

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) has declared a quarterly cash dividend of $0.02 per share to shareholders of record at the close of business on December 1, 2015, payable December 15, 2015.

This is the second quarterly dividend payout based on the earlier Board approval to transition from its prior semi-annual dividend schedule to a quarterly one.  The 2015 dividend payout total for the year is $0.08 per share which is equal to 2014.

A copy of the press release, issued November 20, 2015, is furnished as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.

99.1Press Release,  issued November 20, 2015

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

November 20, 2015MVB Financial Corp.

By:  /s/ Larry F. Mazza

       Larry F. Mazza

       President & Chief Executive Officer

Exhibit Index

Exhibit No.Description

99.1Press Release, issued November 20, 2015